                                                                    EXHIBIT 10.6

                           NICHOLS SELECT CORPORATION

                     ======================================

                                  H. GREY WOOD

                              EMPLOYMENT AGREEMENT

                     ======================================


                             Dated: August 29, 1997

                              EMPLOYMENT AGREEMENT

         THIS AGREEMENT is entered into on the - day of August, 1997, by H. Grey Wood, residing at 3549 Chippenham, Birmingham, Alabama 35242 (herein called the "Employee"), and Nichols SELECT Corporation, with a principal place of business located at 4040 Memorial Parkway South, Huntsville, Alabama 35802 (herein called "SELECT"). Unless otherwise defined, capitalized terms used herein shall have the meaning ascribed to such terms in the Merger Agreement as hereinafter defined.

                               W I T N E S S E T H

         WHEREAS, Nichols Research Corporation ("NRC"), SELECT, a wholly owned subsidiary of NRC, TXEN, Inc. ("TXEN"), and the holders of all of the $0.002 par value Class A Common Stock of TXEN (the "Shareholders") have entered into and consummated an Agreement of Merger dated as of August 27, 1997 (the "Merger Agreement") whereby TXEN merged with and into SELECT;

         WHEREAS, the Employee's continued employment with SELECT was a material inducement to SELECT and NRC to enter into the Merger Agreement;

         WHEREAS, Employee owned Class A Common Stock of TXEN and received a portion of the Merger Consideration;

         WHEREAS, SELECT is engaged in the business of health care administration and providing information systems and services to health care providers and administrators throughout the United States; and

         WHEREAS, SELECT desires to obtain the services of the Employee as Vice President and General Manager of SELECT and the Employee is willing to render such services to SELECT upon the terms and conditions herein set forth;

         NOW, THEREFORE, in consideration of the mutual promises set forth herein and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

1.       Duties and Salary.

         (a) SELECT agrees to employ the Employee and the Employee agrees to accept employment by SELECT on a full-time basis as Vice President and General Manager of SELECT at a base salary of $10,416.67 per month plus such incentive compensation as the Board of Directors of SELECT (the "Board") may determine payable during the Term of Employment, as hereinafter defined. Such salary shall be subject to increases from time to time as authorized by the Board.

         (b) The Employee hereby agrees to undertake such travel as may be required in the performance of his duties. The reasonable travel expenses of the Employee shall be reimbursed in accordance with SELECT's reimbursement policy, in effect from time to time.

         (c) The Employee shall carry out his duties under the general supervision of the Board or its designee.

         (d) The Employee's duties shall include the duties and responsibilities identified on Schedule I attached hereto. The Employee shall perform such other tasks and duties as may be assigned by SELECT, from time to time and SELECT reserves the right to change the office and/or position of the Employee within SELECT, so long as such change is mutually acceptable. The Employee shall devote his full time, attention, skill and efforts to the tasks and duties assigned by SELECT. The Employee shall not provide services, for compensation, to any other person or business entity while employed by SELECT without approval of the Board.

         (e) The Employee shall not be required to relocate beyond the Birmingham, Alabama, metropolitan area without his consent.

2. Term of Employment. This Agreement shall commence as of the effective date of the Merger Agreement and shall end two years from the date thereof (the "Term of Employment"), unless terminated earlier or extended as provided herein. Upon expiration of the initial Term of Employment unless earlier terminated as provided herein, the Term of Employment shall continue automatically month-to-month until terminated by either party with at least thirty (30) days' prior written notice with or without cause.

3. Termination Before Expiration of Term of Employment. The termination of the employment of the Employee during the Term of Employment may occur in one of the following ways:

          (a) By SELECT, for Cause. Termination by SELECT shall be deemed to be for cause only upon:

                  (i) Employee's conviction of or pleading guilty to a felony;

                  (ii) A good faith determination by the Board that the Employee has breached this Agreement or the Merger Agreement;

                  (iii) Refusal or failure by the Employee, without reasonable excuse or proper authorization, to carry out any reasonable instructions of the Board consistent with Employee's rights or duties as set forth in this Agreement;


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                  (iv)     Material breach of this Agreement or any
                           material breach of any agreement with SELECT or NRC;

                  (v) The Employee's demonstration of negligence or willful misconduct in the execution of his duties, including without limitation breach of fiduciary duty or the duty of loyalty owed SELECT.

         If SELECT intends to terminate for cause, SELECT shall provide notice to Employee of intent to terminate this Agreement, stating the termination provision in this Agreement relied upon, and setting forth in reasonable detail the facts and circumstances claimed to provide a basis for termination under the provisions so indicated, and shall provide Employee with an opportunity to cure the alleged default or breach within thirty (30) days of receipt of the notice, provided that if the matter is not curable within such thirty (30) day period, the Employee shall not be deemed in default if the Employee commences immediately to cure the matter and proceeds diligently thereafter to complete the cure, further provided that the alleged breach or default must be cured within ninety (90) days of receipt of die notice. SELECT shall not be required to give more than one notice with respect to the same matter. Notwithstanding the foregoing, no notice and no cure right shall be required with respect to termination for cause under 3(a)(i) or an act involving theft of information or property of SELECT.

         (b) By SELECT, Without Cause. Any termination of Employee by SELECT for reasons other than as set forth in subsections 3(a)(i) through 3(a)(v) above. shall be a termination without cause. SELECT may terminate the employment of Employee without cause by thirty (30) days prior written notice at any time.

         (c) By the Employee. The Employee may by written notice terminate his employment at any time during the Term of Employment:

                  (i) For any reason other than for Good Reason (as defined below) upon thirty (30) days prior written notice at any time.

                  (ii) For "Good Reason," defined as termination because of a material breach by SELECT of this Agreement including, without limitation, making a material change in the Employee's duties, responsibilities, or authority as set forth in this Agreement, without his express written consent. In all cases in which Employee intends to terminate for Good Reason, the Employee shall provide SELECT with notice of intent to terminate this Agreement, stating the facts and circumstances giving rise to a breach of this Agreement claimed to provide a basis for termination under the provisions so indicated, and shall provide SELECT with an opportunity to cure the alleged default or breach within thirty (30) days of receipt of the notice, provided that if the matter is not curable within such thirty (30) day period, SELECT shall not be deemed in default if it commences immediately to cure the matter and proceeds diligently thereafter to


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                           complete the cure, further provided that the alleged
                           breach or default must be cured within ninety (90) days of receipt of the notice. Employee shall not be required to give more than one such notice with respect to the same matter.

         (d)      Death of the Employee.

         (e) Disability of Employee. If, during the Term of Employment, a physician selected by SELECT determines that the Employee has become physically or mentally disabled. so as to be unable to carry out the normal and usual duties of his employment for three (3) continuous months, and reasonable accommodation cannot be made to allow the Employee to continue to perform his duties full-time, his employment hereunder may be terminated at the election of SELECT or the Employee.

4. Consequences of Termination. The termination of the employment of Employee will cause the following results:

         (a) If the termination is by SELECT for cause, or is by the Employee for any reason other than for Good Reason, SELECT will pay the Employee within five (5) days after the date of termination any unpaid salary, the amount of any accrued annual vacation pay to which he may be entitled under SELECT's vacation plan and benefits. All such compensation and benefits (if any) shall be paid only through the date termination occurs.

         (b) If the termination is by SELECT without cause or because of death or disability, SELECT shall pay to the Employee, in addition to the amounts set forth in 4(a) above, an amount equal to the Employee's monthly base salary then in effect over a six-month period immediately following the termination.

         (c) If the termination is by the Employee for Good Reason, SELECT shall pay to the Employee, in addition to the amounts set forth in 4(a) above, an amount equal to the Employee's monthly base salary then in effect over a six-month period immediately following the termination.

         (d) In the event of the Employee's death or disability, the following provisions will apply:

                  (i) Upon his death, the Employee's estate will be entitled to receive the amount set forth in Section 4(b) and the benefits set forth in any plans of SELECT then in effect and applicable under the circumstances. The Employee or his estate shall be entitled to no other compensation or benefits in the event of death.


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                  (ii)     Upon termination on account of disability, Employee
                           will be entitled to receive the amount set forth in
                           Section 4(b) and the benefits set forth in any plans of SELECT then in effect and applicable under the circumstances. The Employee or his personal representative shall be entitled to no other compensation or benefits in the event of disability.

         (e) The Employee shall not be required to mitigate the amount of payment provided. for in this Section 4 by seeking employment.

         (f) The amounts set forth above in this Section 4 shall be paid and received in complete discharge of any other obligation of SELECT to Employee resulting from termination of his employment.

5.       Fringe Benefits.

         The Employee shall participate in any group health insurance, vacation and sick leave plans, and other benefit plans available to all employees of SELECT in accordance with their terms and conditions which may be amended or terminated by SELECT at any time. Effective on August 31, 1997, Employee shall receive an incentive stock option grant to purchase 9,000 shares of NRC Common Stock under the terms and provisions of the Nichols Research Corporation 1991 Incentive Stock Option Plan.

6.       Nondisclosure Covenants and Proprietary Matters.

         (a) Unless authorized or instructed in writing by SELECT, the Employee shall not, except as required in the conduct of SELECT's business, during or at any time after the Term of Employment, disclose to others, or use, any of SELECT's inventions or discoveries or their respective secret or confidential information or data (oral, written, or in machine readable form) which the Employee may obtain during the course of or in connection with the Employee's employment, including such inventions, discoveries, information, know-how or data relating to machines, equipment, products, systems, software, contracts, contract performance, research and/or development, designs, compositions, formulae, processes, manufacturing procedures or business methods, whether or not developed by the Employee, by others in SELECT or obtained by SELECT from third parties, and irrespective of whether or not such inventions, discoveries, information, knowledge or data have been identified by SELECT as secret or confidential, unless and until, and then to the extent and only to the extent that, such inventions, discoveries, information, knowledge or data become available to the public otherwise than by the Employee's act or omission.

         (b) The Employee shall not, except as required in the conduct of SELECT's business, disclose to others, or use, any of the information (which, if disclosed or used, could be harmful to SELECT relating to present and prospective customers of SELECT, business dealings with such customers, prospective sales and advertising programs and agreements with representatives or prospective representatives of SELECT, present or prospective sources of supply or any other


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business arrangements of SELECT, including but not limited to customers, customer lists, costs, prices and earnings, whether or not such information is developed by the Employee, by others in SELECT or obtained by SELECT from third parties, and irrespective of whether or not such information has been identified by SELECT as secret or confidential, unless and until, and then to the extent and only to the extent that, such information becomes available to the public otherwise than by the Employee's act or omission.

          (c) The Employee agrees to disclose immediately to SELECT or any persons designated by it and to assign to SELECT or its successors or assigns, all inventions made, discovered, or first reduced to practice by the Employee, solely or jointly with others, during the Term of Employment or within a period of six months from the date of termination of such employment (either during or outside of the Employee's working hours and either on or off SELECT's premises), which inventions are made, discovered or conceived either in the course of such employment, or with the use of SELECT's time, material, facilities or funds, or which are directly related to any investigations or obligations undertaken by SELECT; and the Employee hereby grants and agrees to grant the right to SELECT and its nominees to obtain, for its own benefit and in its own name (entirely at its expense) patents and patent applications including original, continuation, reissue, utility and design patents, and applications, patents of addition, confirmation patents, registration patents, petty patents, utility models, and all other types of patents and the like, and all renewals and extensions of any of them for those inventions in any and all countries; and the Employee shall assist SELECT, at SELECT's expense, without further charge during the term of the Employee's employment, and after termination of the Employee's employment at the same base salary rate (excluding any bonuses, incentive or deferred compensation or other benefits and based upon a forty hour work week) as during the last year of the Employee's employment (determined on an hourly basis for this purpose), through counsel designated by SELECT, to execute, acknowledge, and deliver all such further papers, including assignments, applications for Letters Patent (of the United States or of any foreign country), oaths, disclaimers or other instruments and to perform such further acts, including giving testimony or furnishing evidence in the prosecution or defense of appeals, interferences, suits and controversies relating to any aforesaid inventions as may reasonably be deemed necessary by SELECT or its nominees to effectuate the vesting or perfecting in SELECT or its nominees of all right, title and interest in and to said inventions, applications and patents. Notwithstanding the foregoing, the Employee need not take any action called for under this Section 6(c) which will cause undue personal hardship to the Employee.

          (d) The Employee agrees to disclose immediately to SELECT or any persons designated by it and to assign to SELECT, at its option, or its successors or assigns, all works of authorship, including all writings, computer programs, software, and firmware, written or created by the Employee solely or jointly with others, during the course of his employment by SELECT (either during or outside of the Employee's working hours and either on or off SELECT'S premises), which works are made or conceived either in the course of such employment or with the use of SELECT's time, material, facilities or funds, or which are directly related to any investigations or obligations undertaken by SELECT; and the Employee hereby agrees that all such works are works made for hire, of which SELECT is the author and the beneficiary of all


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rights and protections afforded by the law of copyright in any and all countries; and the Employee will assist SELECT at SELECT's expense Without further charges during the term of his employment, and after termination of his employment at the same base salary rate (excluding any bonuses, incentive or deferred compensation or other benefits) as during the last year of his employment (determined on an hourly basis for this purpose assuming a forty hour work week), through counsel designated by SELECT, to execute, acknowledge, and deliver all such further papers, including assignments, applications for copyright registration (in the United States or in any foreign country), oaths, disclaimers or other instruments, and to perform such further acts, including giving testimony or furnishing evidence in the prosecution or defense of appeals, interferences, suits and controversies relating to any aforesaid works, as may be deemed necessary by SELECT or by its nominees to effectuate the vesting or perfecting in SELECT or its nominees of all rights and interest in and to said works and copies thereof, including the exclusive rights of copying and distribution.

          (e) The Employee shall keep complete, accurate and authentic accounts, notes, data and records of all inventions made, discovered or developed and all works of authorship written or created by the Employee as aforesaid in the manner and form requested by SELECT.

          (f) All computer or other hardware, computer software, computer programs, source codes, object codes, magnetic tapes, printouts, samples, notes, records, reports, documents, customer lists, photographs, catalogues and other writings, whether copyrightable or not, relating to or dealing with SELECT's business and plans, and those of others entrusted to SELECT, which are prepared or created by the Employee or which may come into his possession during or as a result of his employment, are the property of SELECT, as applicable, and upon termination of his employment, the Employee agrees to return all such computer software, computer programs, source codes, object codes, magnetic tapes, printouts, samples, notes, records, reports, documents, customer lists, photographs, catalogues and writings and all copies thereof to SELECT.

7. Nonsolicitation and Noncompetition During the Restriction Period (as hereinafter defined) within the United States of America, the Employee shall not directly or indirectly:

         (a) Solicit the business of SELECT from any customer of SELECT or any entity Controlled by SELECT or solicit any employees of SELECT to leave the employ of SELECT.

         (b) Hire any employees or former employees of SELECT or any entity controlled by SELECT within one year of the date of termination of his employment with SELECT or cause any entity with which the Employee is affiliated to hire any such employees or former employees of SELECT unless such former employee has not been employed by SELECT within 180 days of the hire date.

         (c) Engage in, represent in any way or be connected with, as consultant, officer, director, partner, employee, sales representative, proprietor, stockholder or otherwise (except for the ownership of a less than one percent (1%) stock interest in a publicly traded corporation where


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

Employee is not in a management or control position), any business competing with the business of SELECT as conducted by SELECT oil the date hereof or during the period of Employee's employment by SELECT.

         (d) As used herein, the Restriction Period shall mean the period while the Employee is employed by SELECT and twelve (12) months after the date the employee ceases to be employed by SELECT.

8. No Conflict. Employee represents and warrants that he is not a party to or otherwise subject to or bound by the terms of any contract, agreement or understanding which in any manner would limit or otherwise affect his ability to perform his obligations hereunder, including without limitation any contract, agreement or understanding containing terms and provisions similar in any manner to those contained in Sections 6 and 7 hereof. Employee covenants to indemnify and hold SELECT and any of its affiliate harmless from any cost or damages (including attorneys' fees and expenses) resulting from any breach of the provisions of this Agreement.

9.       Survival of Covenants, Effect.

         (a) The covenants on the part of the Employee contained or referred to in Sections 6 and 7 above shall survive termination of this Agreement, and the existence of any claim or cause of action of the Employee against SELECT, whether predicated on this Agreement or otherwise. The Employee agrees that a remedy at law for any breach of the foregoing covenants contained or referred to in Sections 6 and 7 would be inadequate, that SELECT would suffer irreparable harm as a result and that SELECT shall b entitled to a temporary and permanent injunction or an order for specific performance of such covenants without the necessity of proving actual damage to SELECT and without the posting of any bond or other security. Any breach of this Agreement by SELECT shall not release the Employee from his obligations under Sections 6 and 7 hereof.

         (b) The Employee hereby represents and acknowledges that SELECT is relying on the covenants in Sections 6 and 7 in entering into this Agreement and the Merger Agreement and other agreements related thereto and that the restrictions in Sections 6 and 7 are fair and reasonable. The Employee acknowledges that SELECT does business throughout the United States and that the geographic scope of the covenants in Section 7 is therefore reasonable and necessary to protect the interests of SELECT.

         (c) It is the intent of the parties that the provisions of Sections 6 and 7 shall be enforced to the fullest extent permissible under the laws and public policies of each jurisdiction in which enforcement is sought. If any particular provision of Sections 6 and 7 shall be adjudicated to be invalid or unenforceable, such provisions of Sections 6 and 7 shall be deemed amended to provide restrictions to the fullest extent permissible and consistent with applicable law and policies, and such amendment shall apply only with respect to the particular jurisdiction in which such adjudication is made. If such deemed amendment is not allowed by the adjudicating body,


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

the offending provision, only, shall be deleted and the remainder of Sections 6 and 7 shall not be affected.

10.      Assignment.

         The rights and obligations of SELECT under this Agreement may be assigned by SELECT to any other successors in interest of SELECT of that part of the business of SELECT to which this Agreement applies or to their respective affiliates. This Agreement may not be assigned and any duties of the Employee may not be delegated by the Employee, but any amounts owing to the Employee upon his death shall inure to the benefit of his estate.

11.      Notices.

          All notices or other communications which may be or are required to be given, served or sent by either party to the other party pursuant to this Agreement shall be in writing, addressed to its/his residence or place of business as set forth above, and shall be mailed by first-class certified mail, return receipt requested, postage prepaid; next-day air delivery; or transmitted by facsimiles or hand delivery. Such notice or other communication shall be deemed sufficiently given, served, sent or received for all purposes at such time as it is delivered to the addressee or at such time as delivery is refused by the addressee upon presentation. Each party may designate by notice in writing an address to which any notice or communication may thereafter be so given, served or sent. Notices hand delivered to SELECT must be delivered to an officer of SELECT and all other notices shall be sent to the attention of the Board.

12.      Applicable Law Jurisdiction.

         This Agreement has been negotiated and executed in the State of Alabama, and it shall be governed by, construed and enforced in accordance with the internal substantive laws and not the choice of law rules of the State of Alabama.

13.      Effectiveness/Intepretation.

         The parties acknowledge and agree that this Agreement has been negotiated at arm's length between parties equally sophisticated and knowledgeable in the matters dealt with herein. Each party has been represented by counsel of its or his own choosing. Accordingly, any rule of law or legal decision that would require interpretation of any ambiguities in the Agreement against the party that drafted it is not applicable and is waived.

14.      Severability.

         If any of the articles, sections, paragraphs, clauses or provisions of this Agreement shall be held by a court of last resort to be invalid, the remainder of this Agreement shall not be affected thereby.


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15.      Entire Agreement.

         The foregoing contains the entire Agreement between the parties relating to the subject matter of this Agreement, and may not be altered or amended except by an instrument in writing approved by SELECT and signed by the parties hereto, and this Agreement supersedes all prior understandings and agreements relating to employment of the Employee by SELECT. The parties acknowledge that any prior oral or written agreements between SELECT and the Employee, if any, are hereby terminated.

         IN WITNESS WHEREOF, SELECT has caused this Agreement to be executed by its duly authorized officers and the Employee has hereunto set his hand as of the date first above written.

                                          NICHOLS SELECT CORPORATION


                                          By:  /s/
                                             -----------------------------------
                                             Its: Chief Executive Officer
                                                 -------------------------------


                                            /s/ H. Grey Wood
                                          --------------------------------------
                                          H. Grey Wood, Employee


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                                   SCHEDULE I

                               Duties of Employee


H. Grey Wood, Vice President and General Manager



- Assists in the establishment and execution of segment long-range operating plans, budgets, and programs.

- Develops, interprets, and implements policies as set forth by the Segment President.

- Coordinates activities with appropriate counterparts on corporate staff as necessary.

-        Reports to the President of Nichols SELECT Corporation.

                        AMENDMENT TO EMPLOYMENT AGREEMENT

               =================================================

                            NICHOLS TXEN CORPORATION

                                       AND

                                  H. GREY WOOD


               =================================================


                             DATED: NOVEMBER 6, 1998

                                    AMENDMENT
                                       TO
                              EMPLOYMENT AGREEMENT


         THIS AMENDMENT TO EMPLOYMENT AGREEMENT, dated August 29, 1997 (the "Employment Agreement"), is entered into on this the 6th day of November, 1998, by NICHOLS TXEN CORPORATION, formerly known as NICHOLS SELECT CORPORATION, a Delaware corporation ("Nichols TXEN"), and H. GREY WOOD, ("Employee"). Unless otherwise defined, capitalized terms used herein shall have the meaning ascribed to such terms in the Employment Agreement or Merger Agreement (hereinafter defined).

                              W I T N E S S E T H:

         WHEREAS, Nichols Research Corporation ("NRC"), NICHOLS SELECT CORPORATION ("Nichols Select"), a wholly owned subsidiary of NRC, TXEN, Inc. ("TXEN"), and the holders of all of the $0.002 par value Class A Common Stock of TXEN (the "Shareholders") entered into and consummated an Agreement of Merger dated as of August 29, 1997 (the "Merger Agreement") whereby TXEN merged with and into Nichols Select with Nichols Select as the surviving corporation (the "Merger");

         WHEREAS, Nichols Select changed its name to Nichols TXEN after the Merger;

         WHEREAS, Employee entered into the Employment Agreement with Nichols Select on August 29, 1997, concurrent with the Merger; and

         WHEREAS, Nichols TXEN and Employee mutually desire to amend the Employment Agreement;

         NOW, THEREFORE, in consideration of the mutual covenants herein contained, the undersigned parties do hereby amend the Employment Agreement as follows:

         1. References in the Employment Agreement to Nichols Select or Select shall mean Nichols TXEN wherever the context requires in light of the change in name of Nichols Select to Nichols TXEN.

         2. Section 1 entitled "Duties and Salary" is hereby amended as follows:

                  (i) Subparagraph 1(a) is hereby amended to change the Employee's title to President and Chief Operating Officer and to increase the base salary to $12,500 per month;

                  (ii) Subparagraph 1(d) is hereby amended to delete the first sentence thereof and to substitute in its place the following sentences:

                           "The Employee's duties shall include the duties and responsibilities identified in the Bylaws of Nichols TXEN, as amended, for the position of President and Chief Operating Officer."

         3. Section 2 of the Employment Agreement is amended by deleting the first sentence thereof and substituting in its place the following sentences:

                           "This Employment Agreement shall commence as of the effective date of the Merger Agreement and shall end on the later of

                           (i)      August 28, 1999; or

                           (ii) Two years after the date a registration statement initially registering the Company's common stock under the Securities Act of 1933 is declared effective by the Securities and Exchange Commission, provided such registration statement is declared effective before August 28, 1999.

                           The period between the commencement date and the termination date as set forth above shall be the `Term of Employment,' unless terminated earlier or extended as provided herein."

         4. This Amendment is effective on the date hereof.

         5. Except as amended above, the Employment Agreement shall remain in full force and effect according to its terms and conditions.


         IN WITNESS WHEREOF, the parties have hereunto executed this Amendment Number Two to Employment Agreement on the date and year set forth above.

                                           NICHOLS TXEN CORPORATION


                                           By: /s/ PAUL D. REAVES
                                              ---------------------------------
                                              Its: Chief Executive Officer
                                                   ----------------------------

                                           /s/ H. GREY WOOD
                                           ------------------------------------
                                           H. GREY WOOD, Employee